Exhibit 99.1

Cornerstone Bancshares, Inc. Revises 4th Quarter 2007 Financial Results on February 13, 2008

CHATTANOOGA, Tenn., Feb. 13 /PRNewswire-FirstCall/ -- Cornerstone Bancshares, Inc. (OTC Bulletin Board: CSBQ) today announced the following:

Cornerstone Bancshares, Inc announced that it will revise its previously stated fourth quarter earnings resulting in a 2007 year-end profit of $871 thousand, adjusted from a previous net income of $4.93 million. Earnings for the 4th quarter were reported at $1.16 million or $0.18 a share and were reduced to a loss of $2.9 million or ($0.45) per share. The reduction in earnings is a result of an apparent customer misuse of funds that Bank management detected, resulting in a $6.5 million (before tax) loan loss provision to cover the future potential charge-off. Management discovered irregularities in February 2008 after an internal compliance investigation. Since the misappropriation existed in 2007, accounting guidelines require the provision for loss be realized in the same year.

Cornerstone Bancshares, Inc. is a one-bank holding company serving the Chattanooga, Tennessee MSA with 5 branches and one loan production office in Dalton, GA and one loan production office in Knoxville, TN and $450 million in assets specializing in business financial services.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which contains a safe harbor for forward-looking statements. The Company relies on this safe harbor in making such disclosures. The statements are based on management's current beliefs and assumptions about expectations, estimates, strategies and projections. These statements are not guarantees of future performance or results and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Media Contact: Amy Walker Cherry, VP Strategic Services
Phone: (423)421-5391 or (423) 385-3097

CORNERSTONE BANCSHARES, INC.
Selected Financial Information (Revised)
as of December 31, 2007					Page 1
(in thousands)
	Three Months			Year-to-Date
	Ending December 31%			Ending December 31%
EARNINGS SUMMARY	2007	2006	Change	2007	2006	Change
Interest income	$8,877	$7,936	12%	$34,784	$29,165	19.3%
Interest expense	4,026	2,931	37%	14,414	10,306	39.9%
Net interest income	4,851	5,005	-3%	20,370	18,859	8.0%
Provision for loan loss	7,209	49	14612%	10,409	1,107	840.3%
Net interest income after provision	(2,357)	4,956	-148%	9,961	17,752	-43.9%
Noninterest income	461	370	25%	1,695	1,861	-8.9%
Noninterest expense	2,811	3,297	-15%	10,926	10,473	4.3%
Pretax income	(4,707)	2,029	-332%	730	9,140	-92.0%
Income taxes	(1,803)	582	-410%	(141)	3,328	-104.2%
Net income	$(2,904)	$1,447	-301%	$871	$5,812	-85.0%

Earnings per common share	$(0.45)	$0.22	-303%	$0.13	$0.90	-85.1%
Weighted average common shares outstanding	6,445,663	6,505,405		6,499,205	6,479,441

	Three Months			Year-to-Date
AVERAGE BALANCE	Ending December 31%			Ending December 31%
SHEET SUMMARY	2007	2006	Change	2007	2006	Change
Loans, net of unearned income	$378,173	$295,787	28%	$353,278	$284,105	24.3%
Investment securities & Other	37,779	47,095	-20%	38,433	40,904	-6.0%
Earning assets	415,952	342,882	21%	391,711	325,009	20.5%
Total assets	434,992	362,059	20%	413,043	344,741	19.8%
Noninterest bearing deposits	43,761	39,773	10%	41,503	37,056	12.0%
Interest bearing transaction deposits	94,720	96,763	-2%	92,135	93,178	-1.1%
Certificates of deposit	189,264	140,064	35%	168,670	132,465	27.3%
Total deposits	327,745	276,600	18%	302,308	262,699	15.1%
Other interest bearing liabilities	64,146	44,922	43%	67,759	44,019	53.9%
Shareholder's equity	41,259	38,131	8%	40,737	35,728	14.0%

	Three Months		Year-to-Date
	Ending December 31		Ending December 31
SELECTED RATIOS	2007	2006	2007	2006
Average equity to average assets	9.48%	10.53%	9.86%	10.36%
Average net loans to average total assets	86.94%	81.70%	85.53%	82.41%
Return on average assets	-2.65%	1.59%	0.21%	1.69%
Return on average total equity	-27.93%	15.18%	2.14%	16.27%
Actual Equity on December 31,	$36,327,350	$38,055,477
Actual # shares outstanding on December 31	6,369,718	6,503,318
Book value per common share	$5.70	$5.85